UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2022, LianBio Development HK Limited and LianBio Respiratory Limited, each a wholly-owned subsidiary of LianBio (the “Company,” and collectively with LianBio Development HK Limited and LianBio Respiratory Limited, “LianBio”), Pfizer Inc. (“Pfizer”) and ReViral Ltd. (“ReViral,” now a wholly-owned subsidiary of Pfizer) entered into a commercial agreement (the “Commercial Agreement”) with respect to sisunatovir (a fusion inhibitor product for treatment of respiratory syncytial virus (or RSV)) as the first Opted-in Product under the Strategic Collaboration Agreement dated November 17, 2020 by and between the Company and Pfizer (the “Collaboration Agreement”). Pursuant to the Commercial Agreement, LianBio will assign and transfer its development and commercialization rights to sisunatovir in Mainland China, Hong Kong, Macau and Singapore (the “Territory”) to Pfizer. Capitalized terms not defined herein shall, unless otherwise indicated, have the meanings ascribed to such terms in the Collaboration Agreement or the Commercial Agreement.

Under the Commercial Agreement, LianBio will receive a $20 million upfront payment, to be released as part of previously restricted cash paid by Pfizer to LianBio in 2020 pursuant to the Collaboration Agreement. In addition, LianBio could also receive up to $135 million in potential development and sales milestones contingent on sisunatovir achieving a specified regulatory milestone event prior to the end of October 2035 and specified net sales milestone events. LianBio is further entitled to receive tiered payments in the low single digits on a percentage of net sales of sisunatovir in the Territory. Pfizer will lead all development and commercial activities, use commercially reasonable efforts to develop and seek regulatory approval for sisunatovir as a fusion inhibitor product for treatment of RSV as a single active pharmaceutical product in Mainland China, assume all costs in the Territory, and will waive LianBio’s milestone payment and royalty payment obligations previously due to ReViral pursuant to the Co-Development and License Agreement dated March 1, 2021 by and between LianBio Respiratory Limited and ReViral, which was superseded in its entirety by the Commercial Agreement.

The Company believes that this transaction will extend LianBio’s cash runway through the end of 2024.

Pfizer’s payment obligations to LianBio under the Commercial Agreement starts from the first commercial sale of sisunatovir in the Territory until the end of October 2035. In addition, for regions where there is no valid claim covering the applicable product or any regulatory exclusivity, Pfizer’s net sales payment obligations end and sales in such regions are no longer counted in the determination of the achievement of net sales milestone events. Pfizer’s payment obligations may be earlier terminated for LianBio’s uncured material breach or if LianBio challenges any of the licensed patents.

The foregoing description of the Commercial Agreement does not purport to be complete and is qualified in its entirety by reference to the Commercial Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2022.

Item 7.01    Regulation FD Disclosure.

On December 19, 2022, LianBio issued a press release announcing the entry into the Commercial Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release dated December 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer
Date: December 19, 2022